UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Titan Pharmaceuticals, Inc.

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TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held December 20, 2019
To the Stockholders of Titan Pharmaceuticals, Inc.:
The annual meeting of stockholders of Titan Pharmaceuticals, Inc. (“our company, “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Friday, December 20, 2019 at 9:00 a.m. local time for the following purposes:
•
to elect a board of seven directors;

•
to approve amendments to our 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) to (i) increase the number of shares authorized for issuance thereunder from 1,666,666 to 15,000,000 and (ii) increase the number of shares of common stock that may be granted as awards to any individual in a single year from 83,334 to 1,500,000 (collectively, the “Plan Amendments”);

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to approve an amendment to our certificate of incorporation to effect a reverse split of our common stock within a range from 1-for-3 to 1-for-8, with the exact ratio to be determined by our board of directors (the “Reverse Split”);

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to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

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to consider a non-binding advisory vote on executive compensation; and

•
to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on November 18, 2019 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.
Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These materials are also available on our website: www.titanpharm.com.
PLEASE NOTE THAT, UNLESS OTHERWISE STATED, ALL SHARE AMOUNTS AND EXERCISE PRICES SET FORTH IN THIS PROXY STATEMENT, INCLUDING WITH RESPECT TO THE PLAN AMENDMENTS, DO NOT GIVE EFFECT TO THE REVERSE SPLIT.
IMPORTANT
Please note, if your shares are held in street name, your broker, trust, bank or other nominee holder cannot vote your shares on the approval of the Plan Amendments unless you direct the nominee holder how to vote by marking your form of proxy and returning it as instructed.
By Order of the Board of Directors,
Marc Rubin, M.D.
Executive Chairman of the Board
November 20, 2019

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (the “Board”) for use at our annual meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Friday, December 20, 2019 at 9:00 a.m. local time, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
We mailed these proxy materials on or about November 20, 2019 to our stockholders of record and beneficial owners as of November 18, 2019.
Annual Report on Form 10-K
Our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC (the “2018 10-K”) is accessible free of charge on our website at www.titanpharm.com/investors/secfilings. It contains audited financial statements covering our fiscal years ended December 31, 2018 and 2017. You can request a copy of the 2018 10-K free of charge by calling 1-650-989-2268 or sending an e-mail to bcrowley@titanpharm.com. Please include your contact information with the request. The 2018 10-K, without exhibits, accompanies this proxy statement.
GENERAL INFORMATION ABOUT VOTING
Record Date
Only the holders of record of our common stock at the close of business on the record date, November 18, 2019 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 55,549,885 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the Record Date.
Quorum
Consistent with Delaware law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the annual meeting will constitute a quorum for purposes of voting on a particular matter at the annual meeting. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.
Voting
When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:
1)
FOR the election of the seven director nominees identified therein;

2)
FOR approval of the Plan Amendments;

3)
FOR approval of the Reverse Split;

4)
FOR ratification of the appointment of OUM & Co. LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

5)
FOR approval, on an advisory basis, of the compensation paid to our named executive officers; and

6)
in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval
Assuming the presence of a quorum at the annual meeting:
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The election of directors will be determined by a plurality of the votes cast. This means that the seven nominees receiving the highest number of  “FOR” votes will be elected as directors. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•
The approval of the Plan Amendments, the ratification of the appointment of OUM & Co. LLP and the approval of the advisory resolution regarding the compensation paid to our named executive officers require the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

•
The approval of the amendment to our certificate of incorporation to effect the Reverse Split requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be voted at the meeting. Abstentions are not treated as votes cast, and therefore will have the effect of a vote against this proposal.

Broker Non-Votes
A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.
If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to approve the Reverse Split and the proposal to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors, the proposal to approve the Plan Amendments or the advisory resolution regarding say-on-pay without your voting instructions on this proposal. Accordingly, without your voting instructions on this proposal, a broker non-vote will occur.
We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the annual meeting.
Revocability of Proxies
You may revoke any proxy given in response to this solicitation by notifying the Company in writing at the above address, attention: Corporate Secretary by 5 p.m. on December 19, 2019, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Vice President, Finance either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
CORPORATE GOVERNANCE
Independence of Directors
The following members of our Board meet the independence requirements and standards currently established by the NASDAQ Stock Market (“Nasdaq”): Joseph A. Akers, Rajinder Kumar, M. David MacFarlane, James R. McNab, Jr. and Scott A. Smith.
Board Committees
Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee.
The audit committee was formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and currently consists of Joseph A. Akers (chair), M. David MacFarlane and James R. McNab, Jr., each of whom meets the independence requirements and standards currently established by Nasdaq and the SEC. In addition, the Board has determined that Mr. Akers is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and Nasdaq. The audit committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. During the fiscal year ended December 31, 2018, the audit committee met four times.
The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans. The compensation committee currently consists of Scott A. Smith (chair), Joseph A. Akers and M. David MacFarlane, each of whom meets the independence requirements and standards currently established by Nasdaq. The compensation committee did not meet as a separate committee, but took action by written consent two times during the fiscal year ended December 31, 2018.
The purpose of the nominating committee is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. The nominating committee consists of James R. McNab, Jr., Rajinder Kumar and M. David MacFarlane who meet the independence requirements and standards currently established by Nasdaq. The nominating committee did not meet as a separate committee or take action by written consent during the fiscal year ended December 31, 2018.
The charters for the audit, compensation and governance committees, which have been adopted by our Board, contain detailed descriptions of the committees’ duties and responsibilities and are available in the About Titan section of our website at www.titanpharma.com.
Board Leadership Structure
Currently, our principal executive officer and chairman of the Board positions are held separately by Sunil Bhonsle and Marc Rubin, respectively.

Role of the Board in Risk Oversight
Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The audit committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board, which also considers our risk profile. The audit committee and the full Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.
Board Meetings
Our business affairs are managed under the direction of our Board, which is currently composed of seven members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. During the fiscal year ended December 31, 2018, the Board met 18 times and no director attended fewer than 75% of the meetings of the Board and Board committees of which the director was a member. All of the members of the Board attended our last annual meeting of stockholders either in person or by telephone.
Code of Ethics
We adopted a Code of Business Conduct and Ethics (the “Code”) in February 2013 that applies to all directors, officers and employees. The Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012 and is available on our website at www.titanpharm.com as part of that report. A copy of the Code will also be provided to any person without charge, upon written request sent to us at our offices located at 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080.
Communications with the Board
Stockholders can mail communications to the Board, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080, who will forward the correspondence to each addressee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of the Record Date, we had 55,549,885 shares of common stock issued and outstanding.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Joseph A. Akers(3)	74,974	*%
Sunil Bhonsle(4)	425,821	*
Kate DeVarney(5)	55,876	*
Dane Hallberg(6)	36,356	*
Rajinder Kumar(7)	2,501	*
M. David MacFarlane, Ph.D.(8)	39,327	*
James R. McNab, Jr.(9)	89,475	*
Marc Rubin, M.D.(10)	445,916	*
Scott A. Smith(11)	2,501	*
All executive officers and directors as a group (9) persons	1,172,747	2.1

*
Less than one percent.

(1)
Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)
Includes 6,138 shares issuable upon exercise of outstanding options and (ii) 33,334 shares issuable upon exercise of outstanding warrants.

(4)
Includes (i) 294,095 shares issuable upon exercise of outstanding options, (ii) 50,000 shares issuable upon exercise of outstanding warrants and (iii) 9,117 shares held in a family trust for which he serves as trustee.

(5)
Includes 53,489 shares issuable upon exercise of outstanding options.

(6)
Represents shares issuable upon exercise of outstanding options.

(7)
Represents shares issuable upon exercise of outstanding options.

(8)
Includes 8,944 shares issuable upon exercise of outstanding options and (ii) 13,334 shares issuable upon exercise of outstanding warrants.

(9)
Includes 6,138 shares issuable upon exercise of outstanding options and (ii) 33,334 shares issuable upon exercise of outstanding warrants.

(10)
Includes 286,521 shares issuable upon exercise of outstanding options and (ii) 66,667 shares issuable upon exercise of outstanding warrants.

(11)
Represents shares issuable upon exercise of outstanding options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
At the meeting, seven directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Rajindar Kumar, M. David MacFarlane ,James R. McNab, Jr. and Scott A. Smith unless the proxy contains contrary instructions. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.
Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Set forth below are the respective principal occupations or brief employment histories of the seven nominees.
Marc Rubin, M.D. (64) served as our president and chief executive from October 2007 until December 2008 and was re-engaged as our executive chairman in May 2009. Until February 2007, Dr. Rubin served as head of global research and development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the Company in October 2003, as well as chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of increasing responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003, he was senior vice president of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College. Dr. Rubin currently serves on the board of directors of Curis Inc. and Galectin Therapeutics. Based on Dr. Rubin’s position as our executive chairman, his extensive senior management experience and service on boards of directors in the biotechnology and pharmaceutical industries and his medical background, our Board believes that Dr. Rubin has the appropriate set of skills to serve as a member of the Board.
Sunil Bhonsle (69) served as our executive vice president and chief operating officer from September 1995 until December 2008 and was re-engaged as our president in May 2009. Mr. Bhonsle was appointed as our chief executive officer in November 2015. Mr. Bhonsle served in various positions, including vice president and general manager — Plasma Supply and manager — Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology. Based on Mr. Bhonsle’s position as our principal executive officer and his substantial experience in the pharmaceutical industry, particularly in the areas of product development and manufacturing, our Board believes that Mr. Bhonsle has the appropriate set of skills to serve as a member of the Board.
Joseph A. Akers (74) was employed in various capacities by Bayer Corporation, Bayer Healthcare and certain related entities, including as president of the Hematology/Cardiology Business Unit from 2004 to 2007, president and chief executive officer of Bayer Business and Corporate Services from July 2002 through 2003 and executive vice president and chief administrative and financial officer from 1999 to July 2002. Mr. Akers received a B.S. in marketing and an M.B.A. in finance from the University of California at Berkeley. Based on Mr. Akers’ extensive management experience in the pharmaceutical industry, particularly in the areas of administration and finance, our Board believes that Mr. Akers has the appropriate set of skills to serve as a member of the Board.
Rajinder Kumar, Ph.D. (63) has served as the chairman and chief executive officer of MeRaD Pharmaceutical Ltd. in Cambridge U.K. since May 2009. He has also served as president and chief medical officer of Vitas Pharma in Hyderabad, India since he founded such company in 2010. For the decade prior to joining MeRaD, he served in various executive capacities with Dr. Reddy’s Labs, Ranbaxy Laboratories

Limited, Synaptic Pharmaceutical LLP and Glaxo SmithKline Beecham. Dr. Kumar is a member of scientific advisory boards in neuroscience, anti-infectives and metabolic disorders He received a B.S. in Human Biology from the University of London, a Masters in Ethology from the University of Birmingham, a MBChB in Medicine from the University of Dundee and an advanced diploma in Psychological Medicine from The Royal College of Surgeons and Physicians in Ireland. Based on Dr. Kumar’s management experience in the pharmaceutical industry, our Board believes that Dr. Kumar has the appropriate set of skills to serve as a member of the Board.
M. David MacFarlane, Ph.D. (79) served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. from 1989 until his retirement in August 1999. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs. Based on Dr. MacFarlane’s management experience in the pharmaceutical industry, particularly in the area of clinical and regulatory affairs, our Board believes that Dr. MacFarlane has the appropriate set of skills to serve as a member of the Board.
James R. McNab, Jr. (75) has served since June 2014 as chief executive officer of JT Pharmaceuticals, Inc., a privately-held drug discovery company he founded. Since 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company. Mr. McNab has co-founded several privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products. He received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. Based on Mr. McNab’s extensive management experience in the pharmaceutical industry, our Board believes that Mr. McNab has the appropriate set of skills to serve as a member of the Board.
Scott A. Smith (57) has served since September 2018 as President of BioAlta, LLC. Prior thereto he served in various management capacities with Celgene Corporation from 2008 until April 2018, including as President, Inflammation and Immunology commencing in August 2014 and as President and Chief Operating Officer commencing April 2017. From 2003 to 2008, he served in various executive capacities with Biovail Pharmaceuticals, Inc. and prior thereto spent 16 years at Pharmacia & Upjohn Company. Mr. Smith holds a BSc in Chemistry and Biology and an HBSc in Pharmacology and Toxicology from the University of Western Ontario and a Masters in International Management from the American Graduate School of International Management in Arizona. Based on Mr. Smith’s extensive management experience in the pharmaceutical industry, our Board believes that Mr. Smith has the appropriate set of skills to serve as a member of the Board.
As indicated above, each of our directors has extensive management and operational experience in one or more facets of the pharmaceutical industry, including research, product development, clinical and regulatory affairs, manufacturing and sales and marketing, providing our company with the leadership needed by a biotechnology company in all stages of its development.
Directors hold office until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and are qualified.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

DIRECTOR COMPENSATION
The following table summarizes compensation that our non-employee directors earned during 2018 for services as members of our Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Akers(2)	$57,500	$—	$—	$—	$—	$—	$57,500
Rajinder Kumar(3)	50,000	—	—	—	—	—	50,000
M. David MacFarlane.(4)	60,000	—	—	—	—	—	60,000
James R. McNab, Jr.(5)	57,500	—	—	—	—	—	57,500
Federico Seghi Recli(6)	28,125	—	3,242	—	—	—	31,367
Scott A. Smith(7)	52,500	—	—	—	—	—	52,500

(1)
Valuation assumptions are found under “Titan Pharmaceuticals, Inc. Financial Statements — Notes to Financial Statements — Note 12 — Stock Plans” in the 2018 10-K.

(2)
The aggregate number of option awards held at December 31, 2018 was 6,138.

(3)
The aggregate number of option awards held at December 31, 2018 was 2,501.

(4)
The aggregate number of option awards held at December 31, 2018 was 9,551.

(5)
The aggregate number of option awards held at December 31, 2018 was 6,138.

(6)
The aggregate number of option awards held at December 31, 2018 was 835.

(7)
The aggregate number of option awards held at December 31, 2018 was 2,501.

Overview
During 2018, the compensation packages of Dr. Rubin, our Executive Chairman, and Sunil Bhonsle, our Chief Executive Officer and President continued to reflect our current level of operations and resources. The key objectives for 2018 were to reacquire commercialization rights to Probuphine and build the infrastructure needed to transition to a commercial stage company and relaunch this product in the U.S.; support Molteni in connection with its efforts to obtain authorization from the European Medicines Agency to market Probuphine in the European Union; and expand efforts to seek collaborators and other financial support for our ProNeura development programs. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the year ending December 31, 2018. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year; however, we also describe compensation actions taken before the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.
Compensation Program Objectives and Philosophy
Our compensation committee currently oversees the design and administration of our executive compensation program. It reviews and approves all elements of compensation for each of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance. We define our competitive markets for executive talent to be the pharmaceutical and biotechnology industries in northern California. To date, we have utilized the Radford Biotechnology Surveys, a third party market specific compensation survey, and, when applicable, other independent third-party compensation consultants to benchmark our executive compensation.

The principal elements of our executive compensation program have historically been base salary, annual cash incentives, long-term equity incentives in the form of stock options or restricted stock awards, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites have consisted of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy has been to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance recognizing operational needs and limited financial resources during this period.
Base Salaries
During 2018, the base salaries of our named executives were reflective of the availability of resources and level of continuing operations. Dr. Rubin, our Executive Chairman, received an annual salary of $295,000 and Mr. Bhonsle, our Chief Executive Officer and President, received an annual salary of $395,000.
On April 1, 2019, following the expiration of their then existing employment agreements, we entered into new employment agreements with each of Dr. Rubin and Mr. Bhonsle that provide for a base annual salary of  $325,000 and $425,000, respectively.
Long-term Equity Incentives
We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.
Historically, for our named executive officers, our stock option grants were of a size and term determined and approved by the compensation committee in consideration of the range of grants in the Radford Survey, generally falling within the 50-75% range outlined in the survey. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. Generally, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.
We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock option grants have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:
Event	Award Vesting	Exercise Term
• Termination by us for Reason Other than Cause, Disability or Death	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Termination for Disability, Death or Retirement	• Forfeit Unvested Options	• Earlier of: (1) 2 years or (2) Remaining Option Period
• Termination for Cause	• Forfeit Vested and Unvested Options	• Expire
• Other Termination	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Change in Control	• Accelerated*	• *

*
The compensation committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee was, or has been at any time in the last 10 years, an officer or employee of Titan or any of our former subsidiaries. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of our company or another entity.
SUMMARY COMPENSATION TABLE
The following table shows information concerning the annual compensation for services provided to us by our Executive Chairman and our President and Principal Financial Officer for the periods set forth.
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Marc Rubin, M.D. Executive Chairman	2018	$295,000	$		$125,079	$—	$—	$420,079
	2017	295,000		—	207,100	—	—	502,100
	2016	285,000		73,000	245,311	—	—	613,311
Sunil Bhonsle CEO, President and Principal Financial Officer	2018	$395,000	$		$125,079	$—	$—	$520,079
	2017	395,000		—	236,686	—	91,881	723,567
	2016	395,000		96,000	276,323	—	—	767,323

(1)
Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 12 of the Notes to Financial Statements in the 2018 10-K.

(2)
Amounts shown represent the payment of accrued vacation compensation.

GRANTS OF PLAN-BASED AWARDS
The following table shows information concerning grants of plan based awards to named executive officers during the year ended December 31, 2018.
Name	Grant Date	Approval Date(1)	Number of Shares of Common Stock Underlying Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Marc Rubin, M.D.	3/7/2018	3/06/2018	28,344(3)	$5.82	$125,079
Sunil Bhonsle	3/7/2018	3/06/2018	28,344(3)	$5.82	$125,079

(1)
All grants were approved by the compensation committee on the dates indicated.

(2)
Valuation assumptions are found in Note 12 of the Notes to Financial Statements in the 2018 10-K.

(3)
These option grants vest as to 25% on the grant date and 25% on each of the three month, six month and nine month anniversaries of the grant date.

Employee Benefits Plans
The principal purpose of our stock incentive plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The stock option plans provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

2001 Stock Option Plan
In August 2001, we adopted the 2001 Employee Non-Qualified Stock Option Plan, or the 2001 NQ Plan, pursuant to which 53,031 shares of common stock were authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan. The 2001 NQ Plan expired by its terms in August 2011. On the Record Date, options to purchase an aggregate of 12,246 shares of our common stock were outstanding under the 2001 NQ Plan.
2002 Stock Incentive Plan
In July 2002, we adopted the 2002 Stock Incentive Plan, or the 2002 Plan. Under the 2002 Plan, as amended, a total of approximately 217,000 shares of our common stock were authorized for issuance to employees, officers, directors, consultants, and advisers. The 2002 Plan expired by its terms in July 2012. On the Record Date, options to purchase an aggregate of 49,344 shares of our common stock were outstanding under the 2002 Plan.
2014 Incentive Plan
In February 2014, our Board adopted the 2014 Incentive Plan, or the 2014 Plan, pursuant to which 75,758 shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On the Record Date, options to purchase 41,345 shares of our common stock were outstanding under the 2014 Plan. No additional awards under the 2014 Plan will be made.
2015 Omnibus Equity Incentive Plan
In June 2015, our Board adopted, and in August 2015 our stockholders approved, the 2015 Plan. The 2015 Plan, as amended, authorizes a total of 1,666,667 shares of our common stock for issuance to employees, directors, officers, consultants and advisors. On the Record Date, options to purchase 1,142,530 shares of our common stock were outstanding under the 2015 Plan. See “Proposal No. 3. Approval of Plan Amendments.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the number of securities underlying plan awards for each named executive officer to be outstanding as of December 31, 2018.
Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Marc Rubin, M.D.	3,031	—	26.04	5/17/2019
	455	—	26.04	5/17/2019
	8,637	—	26.04	5/17/2019
	18,637	—	26.04	5/17/2019
	4,546	—	46.20	4/15/2021
	7,576	—	37.92	1/3/2022
	6,061	—	19.80	3/16/2025
	15,150	—	30.60	12/14/2025
	13,184	—	30.60	2/02/2026
	10,695	973(1)	23.40	2/13/2027
	28,334	—	5.82	3/7/2028

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Sunil Bhonsle	3,031	—	26.04	5/17/2019
	304	—	26.04	5/17/2019
	11,819	—	26.04	5/17/2019
	9,394	—	26.04	5/17/2019
	6,061	—	46.20	4/15/2021
	9,091	—	37.92	1/3/2022
	7,273	—	19.80	3/16/2025
	15,150	—	30.60	12/14/2025
	14,850	—	30.60	2/02/2026
	12,223	1,112(1)	23.40	2/13/2027
	28,334	—	5.82	3/7/2028
There were no option exercises by our named executive officers during 2018 through the Record Date.
Pension Benefits
We do not sponsor any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of  “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Rubin and Mr. Bhonsle participated.
Employment Agreements
On April 1, 2019, we entered into new employment agreements with Dr. Rubin and Mr. Bhonsle providing for base annual salaries of  $325,000 and $425,000, respectively. The employment agreements contain the following terms:
•
Bonuses.   The executive may, at the sole discretion of the board of directors or the compensation committee, be considered for an annual bonus of up to 50% of his then base salary, payable in cash or awards under the Company’s equity incentive plan.

•
Term; Termination.   The employment agreements have a two-year term but may be terminated by the Company for any reason at any time. In the event of termination by the Company without Cause or their resignation for Good Reason, not in connection with a Change of Control (as those terms are defined in such agreements), the executives are entitled to (i) severance in the form of continuation of their base salary for 12 months, (ii) a pro rata portion of any annual bonus, (iii) 12 months of COBRA payments, and (iv) the immediate accelerated vesting of any unvested restricted shares and stock options. In the event such a termination is within 30 days prior to or six months following a change of control, the severance payment provided in clause (i) above shall be made in a lump sum.

•
Restrictive Covenants.   The employment agreements contain 12-month post-termination noncompetition and non-solicitation provisions.

•
Clawback.   The employment agreements contain a two-year post-termination clawback of bonuses and equity compensation in the event of a restatement of financial results upon which such benefits were based.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth aggregate information regarding our equity compensation plans that will be in effect as of December 31, 2018:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrant and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders	565,656	$16.10	104,304
Equity compensation plans not approved by security holders(1)(2)(3)	99,809	$28.34	—
Total	665,465	$17.94	104,304

(1)
Includes 28,197 shares underlying options granted to employees and consultants who are not officers or directors of Titan under our 2001 Employee Non-Qualified Stock Option Plan.

(2)
In May 2009, we granted 18,637 and 9,394 non-qualified stock options outside of our stock option plans to Dr. Rubin and Mr. Bhonsle, respectively, at an exercise price of  $26.04 that vested over 48 months from the grant date.

(3)
Includes 42,861 non-qualified stock options and restricted share awards granted to employees, directors and consultants under our 2014 Incentive Plan.

AUDIT COMMITTEE REPORT
The report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.
The audit committee has reviewed Titan’s audited consolidated financial statements for the year ended December 31, 2018 and has discussed these statements with management and OUM & Co. LLP, or OUM, the Company’s independent registered public accounting firm. Titan management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Titan in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The audit committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
The audit committee also received from, and discussed with, OUM the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.
OUM also provided the audit committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The audit committee has reviewed this disclosure and has discussed with OUM their independence from Titan.
Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the audit committee recommended to the Board that the audited consolidated financial statements be included in the 2018 10-K for filing with the Securities and Exchange Commission.
Respectfully submitted by the audit committee,
Joseph A. Akers, Chair
M. David MacFarlane
James R. McNab, Jr.,

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE 2015 OMNIBUS EQUITY INCENTIVE PLAN
On November 7, 2019, the Board adopted, subject to the receipt of stockholder approval, the Amendments to the 2015 Plan to (i) increase the number of shares authorized for issuance thereunder from 1,666,667 to 15,000,000 (prior to the Reverse Split, if any) and (ii) increase the number of shares of common stock that can be granted as awards to any one individual in a single calendar year from 83,334 to 1,500,000 (prior to the Reverse Split, if any). The purpose of the Amendments is to assist us in attracting and retaining the key personnel we believe we need to continue to implement our sales and marketing strategy for Probuphine® while maintaining cost-cutting measures necessary to fund our operations with limited available capital. The Amendments will only become effective upon our receipt of stockholder approval of this Proposal No. 2.
General Description of the 2015 Plan
The following is a summary of the material provisions of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is attached to this proxy statement as Annex A.
Administration.   The 2015 Plan is administered by the compensation committee of the Board, which consists of three members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the compensation committee has complete discretion, subject to the express limits of the 2015 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2015 Plan.
Grant of Awards; Shares Available for Awards.   The 2015 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of Titan or its affiliates. We have reserved a total of 1,666,667 shares of common stock for issuance as or under awards to be made under the 2015 Plan. As of the Record Date, awards covering an aggregate of 1,142,530 shares of common stock were outstanding under the 2015 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The number of shares of common stock for which awards may be granted under the 2015 Plan to a participant who is an employee in any calendar year is currently limited to 83,334 shares.
The Amendments, if approved by our stockholders, will increase the number of shares authorized for issuance under the 2015 Plan to 15,000,000 and will increase the number of shares that may be granted to a participant who is an employee in any calendar year to 1,500,000, in each case subject to downward adjustment if the stockholders approve and the Board implements the Reverse Split. On April 1, 2019, in connection with our entry into new employment agreements with Dr. Rubin and Mr. Bhonsle, the executives each received a 10-year option grant under the 2015 Plan to purchase 200,000 shares of common stock at an exercise price of  $1.75 per share, the closing price on such date. The options vested as to 83,334 shares on the grant date with the balance to vest only upon stockholder approval of the Amendments. Accordingly, these executives will benefit from approval and adoption of the Amendments.
Currently, there are 28 employees and directors entitled to receive stock options and/or shares of restricted stock under the 2015 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2015 Plan as well. The number of stock options and/or shares of restricted stock to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or shares of restricted stock is dependent upon various factors such as hiring requirements and job performance.
Stock Options.   The 2015 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); provided, however, that ISOs may only be issued if our stockholders approve the 2015 Plan at the annual meeting. Stock options may be granted on such terms and conditions as the compensation committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our common stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as an NQSO.
Stock Appreciation Rights.   A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2015 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.
Performance Shares and Performance Unit Awards.   Performance share and performance unit awards entitle the participant to receive cash or shares of our common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.
Distribution Equivalent Right Awards.   A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of our common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award under the 2015 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.
Restricted Stock Awards and Restricted Stock Unit Awards.   A restricted stock award is a grant or sale of common stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.
Unrestricted Stock Awards.   An unrestricted stock award is a grant or sale of shares of our common stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to Titan or an affiliate or for other valid consideration.
Change-in-Control Provisions.   In connection with the grant of an award, the compensation committee may provide that, in the event of a change in control, such award will become fully vested and immediately exercisable.

Repricing Prohibited.   Without stockholder approval or as a result of a change in control, the compensation committee does not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding option or stock appreciation right, or to grant any new award or make any payment of cash in substitution for or upon the cancellation of options and/or stock appreciation rights previously granted.
Amendment and Termination.   The compensation committee may adopt, amend and rescind rules relating to the administration of the 2015 Plan, and amend, suspend or terminate the 2015 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2015 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2015 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Code Section 162(m).
Certain Federal Income Tax Consequences of the 2015 Plan
The following is a general summary of the federal income tax consequences under current U.S. tax law to Titan and to participants in the 2015 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, stock appreciation rights, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Company to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Company’s common stock. For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Company’s common stock received under the 2015 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S. state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2015 Plan, or shares of the Company’s common stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2015 Plan or shares of the Company’s common stock issued thereto pursuant to the 2015 Plan.
A U.S. Participant does not recognize taxable income upon the grant of an NQSO or an ISO. Upon the exercise of an NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of an NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.
A U.S. Participant does not recognize taxable income upon the grant of an SAR. The U.S. Participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A U.S. Participant does not recognize taxable income upon the receipt of a performance share award until the shares are received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount thereby paid for the shares, and the Company will generally be entitled to deduct such amount at such time.
A U.S. Participant does not recognize taxable income upon the receipt of a performance unit award, restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.
A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.
A U.S. Participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2015 PLAN.

PROPOSAL NO. 3

APPROVAL OF THE REVERSE SPLIT
General
Our Board has approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a Reverse Split of our issued and outstanding common stock within a range from 1-for-3 to 1-for-8. The primary reasons for the Reverse Split are (i) to enable us to regain compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and (ii) to provide additional shares for issuance in connection with future financings and other business purposes.
The form of the proposed amendment to our certificate of incorporation to effect the Reverse Split will be substantially as set forth on Annex B (subject to any changes required by applicable law). If approved by our stockholders, the Reverse Split proposal would permit (but not require) our Board to effect the Reverse Split at any time prior to March 16, 2020 by a ratio of not less than 1-for-3 and not more than 1-for-8, with the exact ratio to be set within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:
•
Nasdaq’s minimum bid price requirement;

•
the historical trading price and trading volume of our common stock;

•
the number of shares of our common stock outstanding;

•
the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and

•
prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Split, including any or all proposed Reverse Split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of Titan and its stockholders. The amendment to our certificate of incorporation to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.
Unless specifically stated, share amounts and share prices have not been adjusted in this proxy statement to give effect to the proposed Reverse Split.
Reasons for the Reverse Split
Our common stock is currently quoted on the Nasdaq Capital Market. On September 19, 2019, we received a letter from the Listing Qualifications staff of Nasdaq notifying us that we were no longer in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of  $1.00 per share. The letter noted that the bid price of our common stock was below $1.00 for the 30-day period ending September 18, 2019. The notification letter advised us that we had 180 days, or until March 17, 2020, to regain compliance with the minimum bid price requirement by having a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Our goal, through the Reverse Split, is to increase our stock price so that it enables us to satisfy the minimum bid price requirement within the timeframe allotted by Nasdaq.
On the Record Date, after giving effect to shares that are reserved for issuance pursuant to outstanding warrants and the 2015 Plan, we had only 13,799,974 shares of common stock available for issuance under our current certificate of incorporation. In the future, we will need to raise additional funds in order to complete the Phase 4 clinical trials required by the FDA as part of its approval of Probuphine, as well as to fund our research and development programs. Because the Reverse Split will result in a reduction in the total share count of our outstanding securities, including those underlying our equity incentive plans, but will not affect the total number of shares of common stock authorized by the certificate of incorporation, the Reverse Split will result in an increase in the number of shares available for issuance in connection with future financing efforts, as well as any potential business or product acquisitions that we might wish to pursue in the future. See the discussion under “Effect on Authorized but Unissued Shares of Common Stock” for a more detailed discussion.
Certain Risks Associated with the Reverse Split
There are numerous factors and contingencies that could affect our stock price following the proposed Reverse Split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the Reverse Split. If the market price of our common stock declines after the Reverse Split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.
The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
Effect on Holders of Outstanding Common Stock
Depending on the ratio for the Reverse Split determined by our Board, a minimum of three and a maximum of eight shares of existing common stock (“Old Shares”) will be combined into one new share of common stock (“New Shares”). The table below shows, as of the Record Date, the number of outstanding shares of common stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):
Reverse Split Ratio	Approximate Number of New Shares Following the Reverse Split
1-for-3	18,424,629
1-for-4	13,818,472
1-for-5	11,054,777
1-for-6	9,212,315
1-for-7	7,896,270
1-for-8	6,909,236
The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Titan, except that as described below in “Fractional Shares,” record holders of Old Shares otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number.
After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock will continue to be listed on Nasdaq under the symbol “TTNP”, subject to our continued compliance with Nasdaq’s requirements for continued listing, including the minimum bid price and minimum stockholders’ equity requirements.
Holders of Common Stock (i.e. stockholders who hold in street name)
Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the

Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible will be entitled, upon surrender of certificate(s) representing these shares, to a number of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.
Effect on Options, Warrants, Convertible Notes and Shares Reserved for Issuance under Equity Compensation Plans
All outstanding options and warrants to purchase shares of our common stock as well as the number of shares issuable upon conversion of outstanding convertible notes and those available for issuance under the 2015 Plan will be adjusted proportionately as a result of any Reverse Split. Holders of options, warrants and convertible notes, who upon exercise of their options or warrants or conversion of their notes would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the Reverse Split ratio determined by the Board, will receive a number of shares of common stock rounded up to the nearest whole number.

The table below shows, as of the Record Date, the number of shares of common stock underlying options, warrants and convertible notes that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):
Reverse Split Ratio	Approximate Number of Underlying Shares Following the Reverse Split
1-for-3	18,375,335
1-for-4	13,781,501
1-for-5	11,025,201
1-for-6	9,187,668
1-for-7	7,875,144
1-for-8	6,890,751
In addition, the number of shares of common stock authorized for issuance under the 2015 Plan, as such amount may be increased as a result of approval of the Plan Amendments, will be reduced based on the Reverse Split ratio. Because we have previously undertaken not to issue additional shares under our prior equity incentive plans, the Reverse Split will not have any impact on the availability of shares under such plans.
Effect on Authorized but Unissued Shares of Common Stock
Currently, we are authorized to issue up to a total of 125,000,000 shares of common stock. On the Record Date, there were outstanding: (i) 55,549,885 shares of our common stock, (ii) warrants to purchase 50,457,762 shares of our common stock issued with a weighted average exercise price of  $0.38 per share, (iii) options to purchase 1,245,465 shares of our common stock with a weighted average exercise price of $6.02 per share and (iv) debt convertible into 3,422,777 shares of common stock. This leaves only 14,324,111 shares of our authorized common stock available for future issuance, both for equity financings and equity compensation.
Implementation of the Reverse Split would not change the total authorized number of shares of common stock. However, the reduction in the issued and outstanding shares, and the corresponding adjustment of shares issuable pursuant to warrants and options, which would be decreased by a factor of between three and eight, would provide more authorized shares available for future issuance. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of our company, the issuance of additional shares in the future of authorized common stock that will become newly available as a result of the implementation of the Reverse Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock.
We expect to issue additional equity capital in the future to support Probuphine commercial operations, fund the required Phase IV clinical programs and further our research and development programs. The additional available shares that the proposed Reverse Split will provide will allow us to pursue any such financing. However, with the exception of the reservation of additional shares underlying the 2015 Plan, if the Plan Amendments are approved by our stockholders at the special meeting, there are no specific plans, arrangements, agreements or understandings regarding the issuance of any of the authorized shares that will become available upon completion of the Reverse Split.
Accounting Matters
The amendment to our certificate of incorporation will not change the par value of our common stock, which will remain at $0.001. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Split ratio (for example, in a one-for-5 Reverse Split, the stated capital attributable to our common stock will be reduced to one-fifth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares outstanding. The Reverse Split will not affect total stockholders’ equity on our balance sheet.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The audit committee has selected OUM & Co. LLP to serve as our independent accountants for the year ending December 31, 2019. A representative of OUM is expected to be present by teleconference at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.
Selection of our independent registered public accounting firm is not required to be submitted to a vote of stockholders and, accordingly, the vote will not be binding on our Board or our company. However, if stockholders fail to ratify the appointment, the audit committee will reconsider its appointment of OUM.
Aggregate fees billed by OUM during the fiscal years ended December 31, 2018 and 2017 were as follows:
	2018	2017
Audit Fees	$302,204	$210,824
Audit-Related Fees	3,159	6,693
Tax Fees	43,500	15,000
All Other Fees	—	—
Total	$348,863	$232,517
Audit Fees — This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.
Audit-Related Fees — This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.
Tax Fees — This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.
All Other Fees — During the years ended December 31, 2018 and 2017, OUM did not incur any fees for other professional services.
The audit committee reviewed and approved all audit and non-audit services provided by OUM and concluded that these services were compatible with maintaining its independence. The audit committee approved the provision of all non-audit services by OUM. Of the total number of hours expended during OUM’s engagement to audit our financial statements for the year ended December 31, 2018, none of the hours were attributed to work performed by persons other than permanent, full-time employees of OUM.
Pre-Approval Policies and Procedures
In accordance with the SEC’s auditor independence rules, the audit committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.
Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the audit committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The audit committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The audit committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the audit committee on a case-by-case basis.
Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.
The audit committee will not grant approval for:
•
any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us;

•
provision by the independent auditors to us of strategic consulting services of the type typically provided by management consulting firms; or

•
the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the audit committee on a case-by-case basis where such services are to be paid for by us, and the audit committee will be informed of any services to be provided to such individuals that are not to be paid for by us.
In determining whether to grant pre-approval of any non-audit services in the “all other” category, the audit committee will consider all relevant facts and circumstances, including the following four basic guidelines:
•
whether the service creates a mutual or conflicting interest between the auditor and us;

•
whether the service places the auditor in the position of auditing his or her own work;

•
whether the service results in the auditor acting as management or an employee of our company; and

•
whether the service places the auditor in a position of being an advocate for our company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUM TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION
In conjunction with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement.
As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract and retain highly qualified leadership personnel, providing them attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page     for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officers.
It is the philosophy of the Board to align the interests of our executive officers and stockholders by integrating the executives’ compensation opportunities with our long-term corporate strategic and financial objectives. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other early stage biotechnology companies, particularly those of similar size and those in our geographic areas. Our compensation committee sets overall compensation at a level it believes to be fair, based upon an analysis of the individual executive’s experience and past and potential contributions to us.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
Although this say-on-pay advisory vote is non-binding, the Board and the compensation committee value the opinions of our stockholders and will review the results of this vote and consider such results when making future decisions related to executive compensation.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There were no related party transactions in 2018 and, as of the date of this proxy statement, none have been undertaken in 2019.
Our Board is charged with reviewing and approving all potential related party transactions and, in accordance with its charter, the audit committee reviews and provides oversight of related-person transactions, as required by stock exchange rules and regulations.
SECTION 16(a) REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2018.
GENERAL
Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.
We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our company at following address: 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

STOCKHOLDER PROPOSALS
The annual meeting of stockholders for the fiscal year ending December 31, 2019 is expected to be held in August 2020. Any stockholder proposal intended to be included in our proxy statement and form of proxy for presentation at the 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than May 5, 2020. As to any proposal submitted for presentation at the 2019 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2019 annual meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before May  , 2020.
By Order of the Board of Directors,
/s/ Marc Rubin

Marc Rubin, M.D.
Executive Chairman of the Board of Directors
Dated: November 20, 2019

Annex A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TITAN PHARMACEUTICALS, INC.
TO BE HELD ON DECEMBER 20, 2019
Sunil Bhonsle, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the 2019 annual meeting of stockholders and any adjournment thereof.
Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.
The board of directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.
1.
ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Rajinder Kumar, M. David MacFarlane, James R. McNab, Jr., and Scott A. Smith
INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.
2.
APPROVAL OF THE AMENDMENTS TO THE 2015 OMNIBUS EQUITY INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
APPROVAL OF THE REVERSE SPLIT

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
RATIFICATION OF OUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.
APPROVAL OF OUR EXECUTIVE COMPENSATION (SAY-ON-PAY)

☐ FOR	☐ AGAINST	☐ ABSTAIN
Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.
Date: __________, 2019	Signature
Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ANNEX A-AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
A-1

ANNEX B-FORM OF CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
B-1